                                                                    EXHIBIT 23C

                        CONSENT OF INDEPENDENT AUDITORS'

We consent to the incorporation by reference in Registration Statement No. 33-63875 on Form S-3, Registration Statement No. 333-09679 on Form S-8, Registration Statement No. 333-10517 on Form S-3 and Registration Statement No. 333-17517 on Form S-3 of our report dated October 10, 1996 on the consolidated balance sheet of Veritas DGC Inc. and subsidiaries as of July 31, 1996 and the related consolidated statements of income, cash flows and changes in stockholders' equity for each of the two years in the period ended July 31, 1996 appearing in this Annual Report on Form 10-K for the year ended July 31, 1997.



DELOITTE & TOUCHE LLP
Houston, Texas
October 15, 1997